UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2016

MedAssets, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33881	51-0391128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Point Center East, Suite 600, Alpharetta, Georgia 30022
(Address of Principal Executive Offices, including Zip Code)

678-323-2500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 27, 2016, MedAssets, Inc. (the “Company”), a Delaware corporation, completed its previously announced merger (the “Merger”) with Magnitude Acquisition Corp. (“Merger Sub”), a Delaware corporation and an indirect, wholly-owned subsidiary of Magnitude Parent Holdings, LLC (“Parent”), a Delaware limited liability company, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 1, 2015 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and an indirect, wholly owned subsidiary of Parent. Parent was formed, and is controlled, by affiliates of Pamplona Capital Management LLP (the “Sponsor”).

The description of the Merger Agreement and the related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2015 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

First Lien Facilities. On January 27, 2016, Magnitude Intermediate Holdings, LLC (“Intermediate Holdings”) and the Company, entered into a First Lien Credit Agreement, dated as of January 27, 2016 (the “First Lien Credit Agreement”), with the lenders party thereto, the letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent and collateral agent. On the same date, pursuant to the First Lien Credit Agreement, the lenders extended to the Company, as borrower thereunder, (i) $1.13 billion aggregate principal amount of term loans (the “First Lien Term Loan Facility”) and (ii) a revolving credit facility in the maximum aggregate principal amount of $100 million (the “Revolving Facility” and, together with the First Lien Term Loan Facility, the “First Lien Facilities”). The Revolving Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice under swing-line loans.

Borrowings under the First Lien Facilities bear interest at a rate per annum equal to the sum of (i) at the Company’s option, (a) a specified base rate or (b) a LIBOR rate subject, in the case of the First Lien Term Loan Facility, to specified interest rate floors and (ii) an applicable margin rate. In addition to paying interest on outstanding principal under the Revolving Facility, the Company is required to pay customary commitment and letter of credit fees.

The First Lien Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of such First Lien Term Loan Facility, with the balance being payable on the date that is six and one half years after the closing of the First Lien Facilities. Outstanding First Lien Term Loans are subject to mandatory prepayment with specified excess cash flows and the net cash proceeds of specified asset sales and other dispositions of property and of specified incurrences of debt.

Principal amounts outstanding under the Revolving Facility will be due and payable in full at maturity, which is five years from the closing of the First Lien Facilities. Outstanding loans under the Revolving Facility are subject to mandatory prepayment (and mandatory offers to make corresponding reductions in outstanding commitments in respect of the Revolving Facility) with the net cash proceeds of certain specified dispositions of property.

Intermediate Holdings and substantially all of the domestic subsidiaries of the Company guarantee the borrowings under the First Lien Credit Agreement. All obligations under the First Lien Credit Agreement and the related guarantees are secured by a perfected first-priority security interest in substantially all of the tangible and intangible assets of the Company and the guarantors as well as a perfected first-priority pledge of the equity interests of the Company, all of the equity interests of the domestic subsidiaries of the Company and 65% of the equity interests of the first tier foreign subsidiaries of the Company (collectively, the “Collateral”).

The First Lien Credit Agreement contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to senior secured credit facilities of this type.

Second Lien Term Loan Facility. On January 27, 2016, Intermediate Holdings and the Company, entered into a Second Lien Credit Agreement, dated as of January 27, 2016 (the “Second Lien Credit Agreement”), with the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent. On the same date, pursuant to the Second Lien Credit Agreement, the lenders extended to the Company, as borrower thereunder, $500 million aggregate principal amount of term loans (the “Second Lien Term Loan Facility”).

Borrowings under the Second Lien Term Loan Facility bear interest at a rate per annum equal to the sum of (i) at the Company’s option, (a) a specified base rate or (b) a LIBOR rate subject to specified interest rate floors and (ii) an applicable margin rate.

Principal amounts outstanding under the Second Lien Term Loan Facility will be due and payable in full at maturity, which is seven years after the closing of the Second Lien Term Loan Facility. Outstanding Second Lien Term Loans are subject to mandatory prepayment with specified excess cash flows and the net cash proceeds of specified asset sales and other dispositions of property and of specified incurrences of debt.

Intermediate Holdings and substantially all of the domestic subsidiaries of the Company guarantee the borrowings under the Second Lien Credit Agreement. All obligations under the Second Lien Credit Agreement and the related guarantees are secured by a perfected second-priority security interest in the Collateral.

The Second Lien Credit Agreement contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to senior secured credit facilities of this type.

Item 1.02	Termination of a Material Definitive Agreement.

Credit Agreement. Concurrently with the consummation of the Merger, the Company repaid in full all amounts outstanding pursuant to, and terminated, the Credit Agreement, dated as of December 13, 2012, among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and letter of credit issuer, and the other parties thereto, as supplemented by the First Increase Joinder to Credit Agreement, dated as of September 8, 2014, by and among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and letter of credit issuer, and the other parties thereto, in each case, as amended. No penalties were due in connection with such repayment and termination.

Satisfaction and Discharge of Indenture. On January 27, 2016, the Company provided notice of its election to redeem all $325 million outstanding aggregate principal amount of its 8% Senior Notes due 2018 (the “Existing Senior Notes”). The Existing Senior Notes will be redeemed on February 26, 2016 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of 102% of the principal amount thereof, plus accrued and unpaid interest on the Existing Senior Notes to, but excluding, the Redemption Date.

On January 27, 2016, the Company irrevocably deposited the aggregate Redemption Price required to redeem all of the Existing Senior Notes with Wells Fargo Bank, National Association, as trustee (the “Trustee”) for the Existing Senior Notes, and has irrevocably instructed the Trustee to apply such amount to the redemption in full of the Existing Senior Notes on the Redemption Date. In that connection, the Trustee executed an Acknowledgment of Satisfaction and Discharge to acknowledge that the Indenture, dated as of November 16, 2010, among the Company, the subsidiary guarantors party thereto and the Trustee, relating to the Existing Senior Notes, was satisfied and discharged on January 27, 2016.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 27, 2016, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and an indirect, wholly owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) (other than shares (i) owned by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or Parent or (ii) held by a stockholder who has properly exercised and perfected such holder’s appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (collectively, the “Excluded Shares”)), was cancelled and converted into the right to receive, in respect of each share of Company Common Stock, $31.35 in cash, without interest (the “Merger Consideration”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger each issued and outstanding option to purchase Company Common Stock, whether vested or unvested, was cancelled in exchange for a right to receive an amount in cash equal to the positive difference, if any, between the Merger Consideration and the exercise price per share of Company Common Stock applicable to such option.

In addition, at the effective time of the Merger, each restricted award of, or restricted unit with respect to, Company Common Stock (i) became (a) if such award or unit was subject only to time vesting conditions, fully vested immediately prior to the effective time of the Merger or (b) if such award or unit was subject to performance-based vesting conditions for which the applicable performance period was not completed as of immediately prior to the effective time, vested according to the following rules: (1) each agreement, plan or arrangement covering such award that specified the level of performance at which the award was earned in the event of a change in control was applied; (2) if there was no applicable agreement, plan or arrangement specifying the level of performance at which the award was earned in the event of a change in control, then the unit or award vested based on target performance; and (3) any unit or award that did not vest in accordance with the preceding clause (1) or clause (2) was cancelled and terminated without consideration immediately prior to the effective time of the Merger and (ii) was canceled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (a) the total number of shares of Company Common Stock subject to such vested unit or award and (b) the Merger Consideration.

At the effective time of the Merger, each award of a share appreciation right representing a right to acquire shares of Company Common Stock, whether vested or unvested, (i) became (a) if such award was subject only to time vesting conditions, fully vested immediately prior to the effective time or (b) if such award was subject to performance-based vesting conditions for which the applicable performance period was not completed as of immediately prior to the effective time of the Merger, vested according to the following rules: (1) each agreement, plan or arrangement covering such award that specified the level of performance at which the award was earned in the event of a change in control was applied; (2) if there was no applicable agreement, plan or arrangement specifying the level of performance at which the award was earned in the event of a change in control, then the unit or award vested based on target performance; and (3) any award that did not vest in accordance with the preceding clause (1) or clause (2) was cancelled and terminated without consideration immediately prior to the effective time of the Merger and (ii) was cancelled in exchange for a right to receive an amount in cash equal to the positive difference, if any, between the Merger Consideration and the base price per such share of such appreciation right.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on January 27, 2016 that, at the effective time of the Merger, each share of Company Common Stock (other than the Excluded Shares) was cancelled and converted into the right to receive the Merger Consideration.

As a result, the Company Common Stock was removed from trading on NASDAQ following the close of trading on January 27, 2016. Accordingly, on January 27, 2016, the Company requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of the Company

Common Stock from NASDAQ and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file Forms 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock and the Existing Senior Notes and the guarantees of such notes. Once such measures become effective, the Company will no longer be required to prepare and file public reports, and will cease to file such reports with, the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Upon the effective time of the Merger, each holder of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger ceased to have any rights as a stockholder of the Company (other than the right, in respect of each share of Company Common Stock (other than any Excluded Share) to receive the Merger Consideration).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company has become an indirect, wholly-owned subsidiary of Parent. Parent was formed, and is controlled by, affiliates of Sponsor.

The total amount of funds used by Parent to complete the Merger and the related transactions and pay related fees and expenses was approximately $2.9 billion, which was funded through a combination of equity contribution from Sponsor and proceeds from the First Lien Term Loan Facility and the Second Lien Term Loan Facility.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices), all of the directors of the Company resigned as directors of the Company effective as of the effective time of the Merger. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, Mr. Jeremy Gelber, M.D. and Mr. Michael Vaupen, the directors of Merger Sub, became the directors of the Company.

The incumbent officers of the Company immediately prior to the effective time of the Merger continued as officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the certificate of incorporation of the Company in effect as of immediately prior to the effective time of the Merger was amended and restated, and the bylaws of Merger Sub, as in effect as of immediately prior to the effective time of the Merger, became the by-laws of the Company, in each case in accordance with the terms of the Merger Agreement. Copies of the amended and restated certificate of incorporation and the by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.

Item 8.01.	Other Events.

The Company issued a press release on January 27, 2016 announcing that Pamplona Capital Management, LLP completed its acquisition of the Company. A copy of the press release is attached as Exhibit 99.1 and is being incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of MedAssets, Inc.

3.2	Amended and Restated By-laws of MedAssets, Inc.

99.1	Press Release, dated January 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDASSETS, INC.

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Dated: January 27, 2016

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of MedAssets, Inc.

3.2	Amended and Restated By-laws of MedAssets, Inc.

99.1	Press Release, dated January 27, 2016